Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into and effective as of April 13, 2008, by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 17725 Juniper Path, Lakeville, Minnesota 55044 (the “COMPANY”), and KEITH W. SPERBECK, an individual with his principal residence at 24450 Black Walnut Drive, Lakeville, Minnesota 55044 (the “EMPLOYEE”). The COMPANY and EMPLOYEE are jointly referred to as PARTIES (“PARTIES”).

A. The PARTIES wish to provide for the employment of the EMPLOYEE by the COMPANY;

B. The EMPLOYEE wishes to receive compensation from the COMPANY for the EMPLOYEE’s services, and the COMPANY wants reasonable protection for its confidential business and technical information that has been acquired and is being developed by the COMPANY at substantial expense.

1.                                       Employment. Subject to all of the terms and conditions of this Agreement, the COMPANY agrees to employ the EMPLOYEE as a Vice President of Operations and the EMPLOYEE accepts such employment.

2.                                       Duties.

(a)                                  The EMPLOYEE will devote substantially all of his business hours to, and, during such time, make the best use of his energy, knowledge and training in advancing the COMPANY’s interests. The EMPLOYEE will diligently and conscientiously perform the duties of the EMPLOYEE’s position within the genera! guidelines to be determined by the COMPANY’s President. While the EMPLOYEE is employed by the COMPANY, the EMPLOYEE will keep the COMPANY informed of any other business activities or outside employment and will promptly stop any activity or employment that might conflict with the COMPANY’s interests or adversely affect the performance of the EMPLOYEE’s duties for the COMPANY.

(b)                                 Notwithstanding the above, the EMPLOYEE shall be permitted, to the extent such activities do not substantially interfere with his performance of his duties and responsibilities to (i) manage his personal, financial and legal affairs, (ii) serve on civic or charitable boards or committees, (iii) serve on boards of other companies of organization that do not compete with the COMPANY or its subsidiaries in any shape or form, and the EMPLOYEE shall be entitled to receive and retain all remuneration received by him from the items listed in clauses (i) through (iii) of this paragraph.

3.                                       Term. The term of this Agreement shall commence on the date first written above and continue unless terminated in accordance with Section 5 below.

4.                                       Compensation.

(a)                                  Salary.  The COMPANY agrees to pay the EMPLOYEE an annual base salary of $120,000.00 (the “Base Salary”), in equal semi-monthly installments, and in arrears, in accordance with the standard payroll practices of the COMPANY. Within 30 days of the anniversary date of this Agreement and within 30 days of every anniversary thereafter, during the term of this Agreement, the Base Salary will be reviewed by the COMPANY considering both the EMPLOYEE’s performance and the performance of the COMPANY during the preceding calendar year. If the EMPLOYEE’s Base Salary is adjusted by the COMPANY, such adjusted Base Salary shall then constitute the Base Salary for all purposes under this Agreement.

(b)                                 Benefits and Vacation. The EMPLOYEE will be entitled to participate in all benefit plans adopted by the COMPANY to the extent that the terms of such benefit plans permit the EMPLOYEE to participate. The EMPLOYEE will be entitled to twenty (20) days per year of personal time off (“PTO”) and all legal holidays observed by the COMPANY, in each case, in accordance with the COMPANY’s policies as in effect from time-to-time. In the event EMPLOYEE does not use all PTO for a given fiscal year, up to five days of unused PTO may be carried over to the next fiscal year.

5.                                      Termination. Subject to the respective continuing obligations of the COMPANY and the EMPLOYEE under Sections 6 and 7 below:

(a)                                  Employment At-Will. Nothing in this Agreement is intended to establish any minimum period of the EMPLOYEE’s continuing employment, and such employment continues to be on an “at-will” basis. The EMPLOYEE acknowledges that his employment with COMPANY is terminable at-will at any time by either party.

(b)                                 Termination for Cause. The COMPANY may terminate this Agreement upon written notice to the EMPLOYEE for cause, which will include (i) dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to the COMPANY or its business, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty or habitual neglect of duty or (iv) any breach of Sections 6 of this Agreement.

(c)                                  Termination for Death or Disability. This Agreement will terminate upon the EMPLOYEE’s death or “permanent disability.” For purposes of this Agreement the term “permanent disability” means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(d)                                 Termination Not for Cause. In the event the EMPLOYEE is terminated for reasons other than cause, the EMPLOYEE will receive three months of severance pay from the last day of the end of the EMPLOYEE’s employment.

(e)                                  EMPLOYEE Self Termination. In the event that the EMPLOYEE terminates employment without cause the EMPLOYEE will forfeit the guaranteed remainder portion of the salary and the severance pay set forth in Paragraph 4(d).

6.                                      Confidential Information.

(a)                                  Prohibition on Use of Confidential Information. The EMPLOYEE agrees not to directly or indirectly disclose or use at any time, either during or subsequent to his employment by the COMPANY and any of its subsidiaries or affiliates (which obligation will survive indefinitely), any code, software, technology, trade secrets, know-how, or other information, knowledge, or data possessed, used or licensed by the COMPANY or to which the EMPLOYEE gains access in connection with his employment and which the COMPANY deems confidential, proprietary or protected under grant of license or which the EMPLOYEE has reason to believe is confidential, proprietary or protected under grant of license, except as such disclosure or use may be required in connection with his work for the COMPANY or unless the EMPLOYEE first secures the written consent of the COMPANY. Upon termination of his employment, the EMPLOYEE will promptly return to the COMPANY all originals and all copies of all property and assets of the COMPANY created or obtained by the EMPLOYEE as a result of or in the course of or in connection with his employment with the COMPANY which are in the EMPLOYEE’s possession or control, whether confidential or not, including, but not limited to, computer files, software programs, computer equipment, correspondence, notes, memoranda, notebooks, drawings, customer lists, or other documents delivered to the EMPLOYEE concerning any idea, product, apparatus, invention or process manufactured, used, developed, investigated, or marketed by the COMPANY during the period of his employment.

(b)                                 Third-Party Information. The EMPLOYEE understands and acknowledges that the COMPANY has a policy prohibiting the receipt by the COMPANY of any confidential information in breach of the EMPLOYEE’s obligations to third parties and does not desire to receive any confidential information under such circumstances. Accordingly, the EMPLOYEE will not disclose to the COMPANY or use in the performance of any duties for the COMPANY any confidential information in breach of an obligation to any third party. The EMPLOYEE represents that he has provided the COMPANY with a copy of any agreement by which the EMPLOYEE is bound that restrict the EMPLOYEE’s use of any third party’s confidential information and all such agreements are set forth on Exhibit “A” which is incorporated herein.

(c)                                  Survival. The obligations of this Section 7 will survive the termination of this Agreement..

7.                                      Post Termination Restriction on Employment. The EMPLOYEE acknowledges that:(i) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and of an intellectual character, and (ii) the provisions of this

Section 8 are reasonable and necessary to protect the COMPANY’s business. During the period of EMPLOYEE’s employment with the COMPANY and for twelve (12) months thereafter EMPLOYEE’s termination from employment, EMPLOYEE will not, directly or indirectly, on EMPLOYEE’s behalf or on behalf of any other person or entity, in any way, whether as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender or in any other capacity, compete with the business of the COMPANY within the United States of America.

If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range or activities or geographic area as to which it may be enforceable, it being understood and agreed that by the execution of this Agreement, the PARTIES hereto regard the restrictions herein as reasonable and compatible with their respective rights.

8.                                      Miscellaneous.

(a)                                  Conflicts of Interest. The EMPLOYEE agrees that he will not, directly or indirectly, transact business with the COMPANY personally, or as an agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction maybe entered into if approved by the Board of the COMPANY.

(b)                                 No Adequate Remedy. The EMPLOYEE understands that if the EMPLOYEE fails to fulfill the EMPLOYEE’s obligations under this Agreement the damages to the COMPANY would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the COMPANY at law, in equity, or by statute, the EMPLOYEE hereby consents to the specific enforcement of this Agreement by the COMPANY through an injunction or restraining order issued by an appropriate court.

(c)                                  Successors and Assigns. This Agreement is binding on and inures to the benefit of the COMPANY’s successors and assigns, (all of which are included in the term the “COMPANY” as it is used in this Agreement); provided, however, that the COMPANY may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

(d)                                 Modification. This Agreement may be modified or amended only by a written statement signed by both the COMPANY and the EMPLOYEE.

(e)                                  Governing Law. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the COMPANY and the EMPLOYEE hereby consent to the exclusive jurisdiction of that court for this purpose.

(f)                                    Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(g)                                 Waivers. No failure or delay by either the COMPANY or the EMPLOYEE in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the COMPANY or the EMPLOYEE of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(h)                                 Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

(i)                                     Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and misunderstandings between the PARTIES concerning the matters in this Agreement, including without limitation any policy or personnel manuals of the COMPANY.

(j)                                     Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be hand delivered or sent by registered or certified first class mail, postage prepaid, and will be effective upon delivery if hand delivered, or three (3) days after mailing if mailed to the address stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

The COMPANY and the EMPLOYEE have duly executed this Agreement as of the date first written above.

TWIN CITIES POWER, L.L.C.

/s/ Timothy S. Krieger
By: TIM KRIEGER
Its: President/Chief Manager

EMPLOYEE

/s/ Keith Sperbeck
By: Keith Sperbeck

EXHIBIT “A”

TO

EMPLOYMENT AGREEMENT

None

EMPLOYEE:

/s/ Keith Sperbeck

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amended Agreement”) is entered into and effective as of May 20, 2010, by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Company with its principal place of business as 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and KEITH W. SPERBECK, an individual with his principal residence at 24450 Black walnut Drive, Lakeville, Minnesota 55044 (the “EMPLOYEE”). The COMPANY and EMPLOYEE are jointly referred to as PARTIES (“PARTIES”).

A.                                   WHEREAS, the COMPANY and EMPLOYEE entered into an Employment Agreement effective as of April 13, 2008; and

B.                                     WHEREAS, the EMPLOYEE has advised the COMPANY that he was considering other employment opportunities outside of the COMPANY; and

C.                                     WHEREAS, the COMPANY and the EMPLOYEE wish to enter into this Amended Agreement to amend the Employment Agreement to provide for a Severance Agreement and an incentive bonus for the EMPLOYEE to retain the EMPLOYEE with the COMPANY.

NOW, THEREFORE, the COMPANY and EMPLOYEE in consideration whereof, and other good and valuable consideration, have entered into this First Amendment to Employment Agreement.

4.                                      Compensation.

Salary. The COMPANY agrees to pay the EMPLOYEE an annual base salary of $120,000.00 (the “Base Salary”), in equal semi-monthly installments, and in arrears, in accordance with the standard payroll practices of the COMPANY. Within 30 days of the anniversary date of this Agreement and within 30 days of every anniversary thereafter, during the term of this Agreement, the Base Salary will be reviewed by the COMPANY considering both the EMPLOYEE’s performance and the performance of the COMPANY during the preceding calendar year. If the EMPLOYEE’s Base Salary is adjusted by the COMPANY, such adjusted Base Salary shall then constitute the Base Salary for all purposes under this Agreement.

Benefits and Vacation. The EMPLOYEE will be entitled to participate in all benefit plans adopted by the COMPANY to the extent that the terms of such benefit plans permit the EMPLOYEE to participate. The EMPLOYEE will be entitled to twenty (20) days per year of personal time off (“PTO”) and all legal holidays observed by the COMPANY, in each case, in accordance with the COMPANY’s policies as in effect from time-to-time. In the event EMPLOYEE does not use all PTO for a given fiscal year, up to five days of unused PTO may be carried over to the next fiscal year.

Incentive Compensation. The EMPLOYEE will receive One Hundred Thousand and no/100 Dollars ($100,000.00) as incentive compensation if he obtains equity and/or debt financing for the COMPANY on terms and conditions which are acceptable to the COMPANY’s CEO in his sole opinion.

5.                                      Termination. Subject to the respective continuing obligations of the COMPANY and the EMPLOYEE under Sections 6 and 7 below:

Employment At-Will. Nothing in this Agreement is intended to establish any minimum period of the EMPLOYEE’s continuing employment, and such employment continues to be on an “at-will” basis. The EMPLOYEE acknowledges that ins employment with COMPANY is terminable at-will at any time by either party.

Termination for Cause. The COMPANY may terminate this Agreement upon written notice to the EMPLOYEE for cause, winch will include (i) dishonesty, fraud, material and deliberate injury or attempted injury, in each case related to the COMPANY or its business, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty or habitual neglect of duty or (iv) any breach of Sections 6 of this Agreement.

Termination for Death or Disability. This Agreement will terminate upon the EMPLOYEE’s death or “permanent disability.” For purposes of this Agreement the term “permanent disability” means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.

Termination Not for Cause. In the event the EMPLOYEE is terminated for reasons other than cause, the EMPLOYEE will receive twelve (12) months of severance pay from the last day of the end of the EMPLOYEE’s employment.

EMPLOYEE Self Termination. In the event that the EMPLOYEE terminates employment without cause the EMPLOYEE will forfeit the guaranteed remainder portion of the salary and the severance pay set forth in Paragraph 4(d).

All other terms and conditions of the Employment Agreement by and between the COMPANY and EMPLOYEE dated and effective the 13th day of April 2010 remain in full force and effect except as amended by this First Amendment to Employment Agreement dated the 20th day of May 2010.

COMPANY:	EMPLOYEE:

TWIN CITIES POWER, L.L.C.

/s/ Timothy S. Krieger	/s/ Keith W. Sperbeck

By: Tim Krieger	Keith W. Sperbeck

Its: President/Chief Manager